SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2006
FILE NUMBER 811-1424
SERIES NO.: 11



74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       55,520
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                       13,134
       Class C                                                        6,092
       Class R                                                        1,156
       Investor Class                                                   500
       Institutional Class                                            2,214


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 19.73
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 17.98
       Class C                                                      $ 17.96
       Class R                                                      $ 19.53
       Investor Class                                               $ 19.74
       Institutional Class                                          $ 20.33